PRESS RELEASE

Exhibit 99.1

Autoliv Declares Quarterly Dividend

(Stockholm, Sweden, February 21, 2025) – Autoliv, Inc. (NYSE: ALV and SSE: ALIV.sdb), the worldwide leader in automotive safety systems, today announced that its Board of Directors has declared a quarterly dividend of 70 cents for the first quarter of 2025.

To holders of record on the close of business on Friday, March 7, the dividend will be payable on:

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Monday, March 24, 2025 to holders of Autoliv common stock listed on the New York Stock Exchange (Common Stock); and

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Tuesday, March 25, 2025 to holders of Autoliv Swedish Depository Receipts listed on Nasdaq Stockholm (SDRs).

The ex-date will be:

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Friday, March 7, for holders of Common Stock; and

•
Thursday, March 6, for holders of SDRs.

Inquiries:

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71
Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

Media: Gabriella Etemad, Tel +46 (0)8 587 206 02

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 11:15 a.m. CET on February 21, 2025.

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2024, our products saved close to 37,000 lives and reduced more than 600,000 injuries.

We have operations in 25 countries, and we drive innovation, research, and development at our 13 technical centers. Our 65,000 employees are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. Sales in 2024 amounted to $10.4 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 587 20600 E-mail: gabriella.etemad@autoliv.com such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720600